As filed with the Securities and Exchange Commission on December 30, 2015.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Talen Energy Corporation
(Exact name of registrant as specified in its charter)

Delaware	47-1197305
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
835 Hamilton Street
Suite 150
Allentown, Pennsylvania 18101-1179
(888) 211-6011
(Address of Principal Executive Offices) (Zip Code)
Talen Energy 2015 Stock Incentive Plan
(Full title of the plan)
Paul A. Farr
President, Chief Executive Officer and Director
835 Hamilton Street
Suite 150
Allentown, Pennsylvania 18101-1179
(888) 211-6011
(Name and address and telephone number, including area code, of agent for service)

Copies to:
Karen Hsu Kelley, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
(212) 455-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[x] (Do not check if a smaller reporting company)	Smaller reporting company	[ ]

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.001 per share (1)	700,000 shares	$6.44	$4,508,000	$453.96

(1)
Covers shares of common stock, par value $0.001 per share (the “Common Stock”), of Talen Energy Corporation (the “Company”) that may be purchased in open market transactions by certain employees of the Company.

(2)
Pursuant to Rule 457(c) of the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee and are based on the average of the high and low prices of Common Stock of the Company as reported on the New York Stock Exchange on December 22, 2015.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) relates solely to the offer of shares of Common Stock that may be purchased by certain employees of the Company on the open market as part of a compensation program in which such shares of Common Stock, following their purchase on the open market, may be matched by the Company (based on a matching formula to be determined from time to time) with grants of restricted stock units covering shares of Common Stock issuable under the Talen Energy 2015 Stock Incentive Plan (the “2015 Plan”) and previously registered on the Form S-8 (File No. 333-204511) filed with the Securities and Exchange Commission on May 28, 2015, subject to certain limitations and requirements. The number of shares of Common Stock of the Company authorized for issuance in connection with awards under the 2015 Plan is not modified by the filing of this Registration Statement. Pursuant to General Instruction E to Form S-8, the contents of the Form S-8 with respect to the 2015 Plan (File No. 333-204511) filed on May 28, 2015 are incorporated by reference into this Registration Statement, except that certain provisions contained in such earlier registration statement are modified as set forth in this Registration Statement.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement on Form S-8 in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
The following documents filed with the Commission by the Company pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(a)	The Company’s Prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act, relating to the Registration Statement on Form S-1 (File No. 333-207033);
(b)	The Company’s Quarterly Reports on Form 10-Q filed with the Commission on May 8, 2015, August 12, 2015 and November 9, 2015;
(c)
The Company’s Current Reports on Form 8-K filed with the Commission on May 8, 2015; May 18, 2015; June 2, 2015; July 1, 2015; July 20, 2015 (except for Item 7.01); July 28, 2015; August 18, 2015; September 1, 2015; October 9, 2015 (except for Item 7.01); October 27, 2015; October 28, 2015; November 2, 2015; December 21, 2015; December 22, 2015 (except for Item 7.01, provided, however that notwithstanding anything to the contrary set forth in such Current Report, Exhibit 99.2 thereof is incorporated herein by reference); and December 29, 2015; and

(d)
The Company’s Registration Statement on Form 8-A filed with the Commission pursuant to Section 12(b) of the Securities Act, relating to the Company’s common stock, including all other amendments and reports filed for the purpose of updating such description.

All documents that the Company subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement (except for any portions of the Company’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission) and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been purchased or which deregisters all securities then remaining, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not required to be filed with this Registration Statement pursuant to General Instruction E on Form S-8.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Not required to be filed with this Registration Statement pursuant to General Instruction E on Form S-8.

Item 7.	Exemption from Registration Claimed.
Not applicable.

Item 8.	Exhibits.
The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description of Document

3.1	Amended and Restated Certificate of Incorporation of Talen Energy Corporation (incorporated by reference to Exhibit 3.1 filed with the Company’s current report on Form 8-K filed on June 2, 2015).

3.2	Amended and Restated Bylaws of Talen Energy Corporation (incorporated by reference to Exhibit 3.2 filed with the Company’s current report on Form 8-K filed on June 2, 2015).

4.1	Talen Energy 2015 Stock Incentive Plan (incorporated by reference to Exhibit 10.5 filed with the Company’s current report on Form 8-K filed on June 2, 2015).

23.1	Consent of Ernst & Young LLP.

23.2	Consent of PricewaterhouseCoopers LLP.

24.1	Powers of Attorney (included in the signature pages to this Registration Statement).

Item 9.	Undertakings.

Not required to be filed with this Registration Statement pursuant to General Instruction E on Form S-8.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allentown, Commonwealth of Pennsylvania, on this 30th day of December, 2015.

TALEN ENERGY CORPORATION

By:	/s/ Paul A. Farr
Name:	Paul A. Farr
Title:	President, Chief Executive Officer and Director
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul M. Breme and Thomas G. Douglass, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-facts and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
This Power of Attorney shall not revoke any powers of attorney previously executed by the undersigned. This Power of Attorney shall not be revoked by any subsequent power of attorney that the undersigned may execute, unless such subsequent power of attorney specifically provides that it revokes this Power of Attorney by referring to the date of the undersigned’s execution of this Power of Attorney. For the avoidance of doubt, whenever two or more powers of attorney granting the powers specified herein are valid, the agents appointed on each shall act separately unless otherwise specified.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on December 30, 2015.

Signature	Title

/s/ Paul A. Farr	President, Chief Executive Officer and Director
Paul A. Farr

/s/ Jeremy R. McGuire	Senior Vice President, Chief Financial Officer
Jeremy R. McGuire	and Chief Accounting Officer

/s/ Ralph Alexander	Director
Ralph Alexander

/s/ Frederick M. Bernthal	Director
Frederick M. Bernthal

/s/ Edward J. Casey Jr.	Director
Edward J. Casey Jr.

/s/ Philip G. Cox	Director
Philip G. Cox

/s/ Michael B. Hoffman	Director
Michael B. Hoffman